                                                                  EXHIBIT 10.36

                                    HEI, INC.
                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into effective as of October 1, 2003 (the "Effective Date"), by and among HEI, Inc., a Minnesota corporation (the "Corporation"), and Stephen Petersen ("Employee").

                                    RECITALS

A. Employee is currently employed by the Company as its Vice President of Operations and Employee is a party to an HEI, Inc. Non-Disclosure and Non-Compete Agreement between him and the Company dated February 26, 1998 (the "1998 Employment Agreement").

B. Corporation desires to continue to employ Employee in accordance with the terms of this Agreement.

C. Employee recognizes that the Corporation operates in a highly competitive environment and the importance to the Corporation of ensuring Employee's loyalty and protecting the Corporation's customers, employees, business information and inventions, and goodwill. Accordingly, Employee has entered into and agrees to be bound by this Agreement in consideration of Employee's employment with the Corporation and being given access to the Corporation's confidential information.

D. The Corporation and Employee desire to enter into this Agreement.

                                    AGREEMENT

   In consideration of the above recitals and the mutual promises set forth in this Agreement the parties agree as follows:

         1. Termination of 1998 Employment Agreement. The parties agree that the 1998 Employment Agreement is terminated as of the Effective Date of this Agreement and that this Agreement replaces and supersedes the 1998 Employment Agreement.

         2. Nature and Capacity of Employment. The Corporation hereby agrees to employ Employee as its Vice President of Operations, subject to the direction of the President/Chief Executive Officer and the Board of Directors of the Corporation and pursuant to the terms and conditions set forth in this Agreement. Employee hereby accepts employment under the terms and conditions set forth in this Agreement.

         Employee agrees to perform or be available to perform, on a full-time basis, the functions of this position, pursuant to the terms of this Agreement. In addition, Employee will not, during the course of employment by the Corporation, without prior written approval of the Board of Directors of the Corporation, become an employee, director, officer, agent, partner of or



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consultant to, or a stockholder of (except a stockholder of a public company in which Employee owns less than five percent (5%) of the issued and outstanding capital stock of such company) any company or other business entity which is, as determined by the Board of Directors in its discretion, a significant competitor, supplier, or customer of the Corporation.

         2. Term of Employment. Employee's employment hereunder shall commence as of the Effective Date and shall continue for period of one year thereafter until October 1, 2004 (the "Term") unless Employee's employment is earlier terminated pursuant to the terms of Paragraph 5 of this Agreement.

         Unless Employee's employment has earlier terminated pursuant to the terms of Paragraph 5 of this Agreement, this Agreement shall automatically renew following the Term for successive terms of one year each (each called a "Renewal Term") unless the Corporation provides Employee thirty (30) days advance written notice prior to the expiration of the Term or Renewal Term that this Agreement shall not be renewed. During any Renewal Term, this Agreement may be terminated pursuant to the terms of Paragraph 5 of this Agreement.

         3. Compensation.

                  3.1 Base Salary. As of the Effective Date, the Corporation agrees to pay Employee an annualized base salary of $140,000.00, which amount shall be earned by Employee on a pro rata basis as Employee performs services and which shall be paid according to the Corporation's normal payroll practices. The Corporation may, in its discretion, adjust Employee's base salary from time to time based on Employee's performance and the Corporation's business and financial situation.

                  3.2 Incentive or Bonus Compensation. The Corporation may, in its sole discretion, pay bonuses or other incentive compensation to Employee in addition to the annual base salary set forth above.

         4. Employee Benefits. During Employee's employment with Corporation, Employee shall be entitled to participate in the retirement plans, health plans, and all other employee benefits made available by the Corporation, and as they may be changed from time to time. Employee acknowledges and agrees that the Corporation is under no obligation to Employee to establish and maintain any employee benefit plan in which Employee may participate, and that the terms and provisions of any employee benefit plan of the Corporation are matters within the exclusive province of the Corporation's Board of Directors, subject to applicable law. Upon the termination of Employee's employment, Employee shall be entitled to continue those benefits as may be required by state or federal law.

         5. Termination of Employment Prior to the End of the Term or Renewal Term. Employee's employment may be terminated prior to the expiration of the Term or a Renewal Term as follows:

                  5.1. For Cause Termination, Without Severance. Notwithstanding anything contained herein to the contrary, the Corporation may discharge Employee and terminate this


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Agreement immediately upon written notice to Employee. For the purposes of this
Agreement, "Cause" shall mean the occurrence of any of the following:

                  (i) mismanagement or neglect of Employee's duties which the Corporation's Board of Directors determines is (or will be if continued) materially and adversely affecting the business or affairs of the Corporation; or

                  (ii) conduct by Employee which the Corporation's Board of Directors determines is (or will be if continued) demonstrably and materially injurious to the Corporation, monetarily or otherwise; or

                  (iii) fraud, misappropriation or embezzlement by the Employee; or

                  (iv) conviction of a felony crime or a crime of moral turpitude; or

                  (v) conduct in the course of employment that the Corporation's Board of Directors determines is unethical; or

                  (vi) the material breach of this Agreement by Employee.

         If the Corporation terminates Employee's employment for Cause pursuant to this Paragraph 5.1, Employee shall not be entitled to severance pay under Paragraph 5.6 or to any bonus or incentive compensation of any kind.

                  5.2. Without Cause, With Severance. The Corporation may terminate Employee's employment immediately at any time and for any reason without Cause upon providing notice to Employee. However, in such event the Corporation shall pay Employee any earned and unpaid bonus or incentive compensation, if any, on a pro rata basis for the period through the Employee's termination date. In addition, provided that Employee meets all of the conditions set forth in this paragraph for receiving severance pay, the Corporation shall pay Employee severance pay in monthly installments equal to 1/12 of Employee's annualized base salary at the time of termination, less applicable withholdings, up to the earlier of (i) three (3) months from the date of Employee's date of termination or (ii) the date on which Employee begins earning income from self-employment, employment, consulting, independent contracting, or other work activities. Employee shall only be entitled receive the severance pay described herein if Employee meets all of the following conditions:

                  (a) Employee must sign a Separation Agreement at the time of termination in a form prepared by the Corporation that includes adequate provisions for the following: (i) Employee's general release of any and all legal claims; (ii) Employee's return of all of the Corporation's property in Employee's possession; (iii) nondisparagement of the Corporation and its representatives; (iv) confidentiality of terms; and (v) acknowledgement of Employee's continuing contractual obligations to the Corporation, including Employee's continuing noncompetition, confidentiality, return of property, and invention obligations under Paragraphs 6, 7, 8, and 9 of this Agreement; and




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                  (b) Commencing as of Employee's termination date, Employee must diligently search for and try to obtain income producing opportunities through self-employment, employment, consulting, independent contracting or other work opportunities and must, upon request from the Corporation, provide Corporation written proof of such efforts; and

                  (c) Employee must promptly notify the Company in writing of the date(s) on which Employee will and does begin earning income from self-employment, employment, consulting, independent contracting or other work activities.

                  5.3. Resignation by Employee Due to Change of Control, With Severance. For purposes of this Agreement, "Change of Control" means a change in ownership or control of the Corporation effected through any of the following transactions: (a) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction; (b) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets; (c) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept; or (d) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         Employee shall have the right to terminate Employee's employment for any reason within six (6) months following a Change of Control in the Company upon providing thirty (30) days advance written notice to the Corporation. The Corporation may then elect either (a) to have Employee continue performing work for the Corporation throughout the 30 day notice period; or (b) to accept Employee's resignation effective immediately.

         In the event of Employee's termination of employment with the Corporation following a Change of Control under this Paragraph 5.3, Corporation shall pay Employee any earned and unpaid bonus or incentive compensation, if any, on a pro rata basis for the period through the Employee's termination date. In addition, provided that Employee meets all of the conditions set forth in this paragraph for receiving severance pay, the Corporation shall pay Employee severance pay in monthly installments equal to 1/12 of Employee's annualized base salary at the time of termination, less applicable withholdings, up to the earlier of (i) twelve (12) months from


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the date of Employee's date of termination or (ii) the date on which Employee begins earning income from self-employment, employment, consulting, independent contracting, or other work activities. Employee shall only be entitled receive the severance pay described herein if Employee meets all of the following conditions:

                  (a) Employee must sign a Separation Agreement at the time of termination in a form prepared by the Corporation that includes adequate provisions for the following: (i) Employee's general release of any and all legal claims; (ii) Employee's return of all of the Corporation's property in Employee's possession; (iii) nondisparagement of the Corporation and its representatives; (iv) confidentiality of terms; and (v) acknowledgement of Employee's continuing contractual obligations to the Corporation, including Employee's continuing noncompetition, confidentiality, return of property, and invention obligations under Paragraphs 6, 7, 8, and 9 of this Agreement; and

                  (b) Commencing as of Employee's termination date, Employee must diligently search for and try to obtain income producing opportunities through self-employment, employment, consulting, independent contracting or other work opportunities and must, upon request from the Corporation, provide Corporation written proof of such efforts; and

                  (c) Employee must promptly notify the Company in writing of the date(s) on which Employee will and does begin earning income from self-employment, employment, consulting, independent contracting or other work activities.

                  5.4 Other Resignation by Employee, Without Severance. The Employee may resign Employee's position upon providing 90 days advance, written notice to the Corporation. The Corporation may then elect either (a) to have Employee continue performing work for the Corporation throughout the 90 day notice period; or (b) to accept Employee's resignation effective immediately. In the event of Employee's termination of employment with the Corporation under this Paragraph 5.4, Employee shall not be paid any severance pay as provided in Paragraph 5.6, but shall be paid any earned and unpaid bonus or incentive compensation, if any, on a pro rata basis for the period through Employee's termination date.

                  5.5 Because of Death, Disability or Incapacity of Employee, Without Severance. In the event of Employee's death, or if the Employee is unable to perform Employee's duties and responsibilities for more than 90 days in any consecutive 12-month period, by reason of physical or mental disability or incapacity, the Corporation may terminate Employee's employment upon thirty
(30) days advance written notice to Employee. This Paragraph does not relieve the Corporation of any duty to reasonably accommodate a qualifying disability under the Americans with Disabilities Act, any legal duty under the Family Medical Leave Act, or any of its other duties pursuant to applicable law. If Employee's employment is terminated pursuant to this Paragraph, Employee shall not be entitled to severance pay under Paragraph 5.6, but shall be paid any earned and unpaid bonus or incentive compensation, if any, on a pro rata basis for the period through Employee's termination date.



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                  5.6 No Other Payments. Other than any severance payment or incentive compensation due to Employee under the terms of this Agreement, if any, Employee shall only be entitled to the following in the event of Employee's termination of employment for any reason: (i) compensation earned through the date of termination; (ii) benefits under any employee benefit plan or program to the extent provided therein; and (iii) continued coverage under Corporation's health and group term life insurance programs to the extent required under state or federal continuation coverage laws.

         6. Noncompetition/Non-Solicitation.

                  6.1. Acknowledgement by Employee. Employee acknowledges that
(a) Employee's services to be performed for Corporation are of a special and unique nature; (b) Corporation operates in a highly competitive environment and would be substantially harmed if Employee were to compete with Corporation or divulge its confidential information; (c) Employee has received valuable and sufficient consideration for entering into this Agreement, including but not limited to employment with the Corporation, the receipt of Confidential Information and (d) the provisions of this Section 6, including all of its subparts, are reasonable and necessary to protect Corporation's business.

                  6.2. "Corporate Product" Defined. For purposes of this Agreement, "Corporate Product" means any product or service (including any component thereof and any research to develop information useful in connection with a product or service) that has been or is being designed, developed, manufactured, marketed or sold by the Corporation or with respect to which Employee has acquired Confidential Information.

         Employee understands and acknowledges that, at the present time, Corporate Products include microelectronics, subsystems, systems, connectivity and software solutions (including, but not limited to, MMIC chip carriers and packages, high linearity power amplifiers, front end RF modules, micro-circuit design, production and value-added assembly services, ultra-miniature multi-chip packaging including chip on flex, ceramic and PWB substrates, and high end flex and rigid flex fabrication). Employee understands and acknowledges that the foregoing description of Corporate Products may change, and the provisions of this Section 6 and all of its subparts shall apply to the Corporate Products of the Corporation in effect upon the termination of Employee's employment with the Corporation.

                  6.3 "Competitive Product" Defined. For purposes hereof, "Competitive Product" means any product or service (including any components thereof and any research to develop information useful in connection with the product or service) that is being designed, developed, manufactured, marketed or sold by any person or entity other than the Corporation that is of the same general type, performs similar functions, or is used for the same purpose as a Corporate Product on which Employee worked or assisted the Corporation during Employee's employment with the Corporation or about which Employee has acquired Confidential Information.




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                  6.4 Noncompete Obligations. Employee agrees that, during
Employee's employment with the Corporation and for a period of eighteen (18) months following Employee's termination of employment with the Company, regardless of the reason for termination, Employee will not, directly or indirectly, render services to any person or entity that designs, develops, manufactures, markets or sells a Competitive Product in any geographic area where the Company designs, develops, manufactures, markets or sells a Corporate Product.

         Employee understands and acknowledges that, at the present time, the geographic market of the Company includes the entire United States. Employee understands and acknowledges that the foregoing description of the Company's geographic market may change, and the provisions of this section 6 and all of its subparts shall apply to the geographic market of the Company in effect upon the termination of Employee's employment with the Company.

                  6.5 No Solicitation of Customers. During Employee's employment with Corporation and for a period of eighteen (18) months after Employee's termination of employment with Corporation, regardless of the reason for such termination, Employee agrees that Employee shall not, directly or indirectly, solicit business from, work for, or otherwise interfere with or attempt to interfere with Corporation's relationship with any customer or prospective customer of Corporation.

                  6.6 No Solicitation of Employees or Business Contacts. During Employee's employment with Corporation and for a period of eighteen (18) months after Employee's termination of employment with Corporation, regardless of the reason for such termination, Employee agrees that Employee shall not, directly or indirectly, take any action to encourage, solicit or recruit any current or former employee, consultant, independent contractor, subcontractor, supplier, vendor, or other business relation of Corporation to terminate their relationship with Corporation.

                  6.7 Disclosure of Obligations. Employee agrees that, during Employee's employment with Corporation and for a period of eighteen (18) months after Employee's termination of employment with Corporation, regardless of the reason for such termination, Employee shall, prior to accepting employment or any other business relationship with any other person or entity, inform that person or entity of Employee's obligations under this Section 6, including all of its subparts.

         7. Protection of Confidential Information.

                  7.1 Definition of Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean any information which Employee learns or develops during Employee's employment with Corporation that derives independent economic value from being not generally known or readily ascertainable by other persons who could obtain economic value from its disclosure or use, and includes, but is not limited to, trade secrets, Inventions as defined in Paragraph 9 below, financial information, personnel information, and information relating to such matters as existing or contemplated products, services, profit margins, fee schedules, pricing, design, processes, formulae, business plans, sales techniques, marketing techniques, training manuals and materials, policies or practices related to Corporation's


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business, personnel or other matters, computer databases, computer programs, software and other technology, customer lists and requirements, vendor lists, or supply information. Confidential Information includes such information of Corporation, its customers, vendors, and other third parties or entities with whom Corporation does business. Any information disclosed to Employee or to which Employee has access during the time of Employee's employment that Employee reasonably considers to be Confidential Information, or which the Company treats as Confidential Information, will be presumed Confidential Information.

                  7.2 Restrictions on Use or Disclosure of Confidential Information. Employee shall keep the Confidential Information in absolute confidence both during Employee's employment with Corporation and after the termination of Employee's employment, regardless of the reason for such termination. Employee agrees that Employee will not, at any time, disclose to others, use for the benefit of any entity or person other than Corporation, or otherwise take or copy any such Confidential Information, whether or not developed by Employee, except as required in Employee's duties to Corporation.

         8. Return of Confidential Information and Corporation's Property. When Employee's employment terminates with Corporation, regardless of the reason for such termination, Employee will promptly turn over to Corporation in good condition all Corporation property in Employee's possession or control, including but not limited to all originals, copies of, or electronically stored documents or other materials containing Confidential Information, regardless of who prepared them. In the case of electronically stored information retained by Employee outside of Corporation's electronic systems, Employee will promptly make a hard copy of such information in paper, audio recording, disc format, or other format as appropriate, turn that hard copy over to Corporation, and then destroy Employee's electronically stored information. Further, Employee agrees to execute written confirmation that all Confidential Information in the Employee's possession, or to which the Employee has access, has been turned over to Corporation or destroyed.

         9. Inventions.

                  9.1 Definition of Inventions. As used in this Agreement, "Inventions" means any inventions, improvements, trade names or trademarks, trade secrets, discoveries, designs, formulae, ideas or original works of authorship (whether or not reduced to writing, other media or practice and whether or not patentable or copyrightable), or work product originated, conceived, developed, discovered or made in whole or in part solely by Employee or jointly with others that relate (a) to Corporation's business; (b) to Corporation's actual or demonstrably anticipated research or development; (c) that are made through the use of any of Corporation's equipment, facilities, supplies, trade secrets; (d) that result from any work Employee performs for Corporation; or (e) that are developed on Corporation time.

                  9.2 Ownership of Inventions. With respect to Inventions originated, conceived, developed, discovered or made in whole or in part solely or jointly by Employee at any time during Employee's employment with Corporation, Employee understands and agrees that Corporation will own all right, title, and interest, including patent rights, copyrights, trade secret rights and all other intellectual property rights of any sort, throughout the world related to


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all Inventions without further payment beyond Employee's agreed-upon salary or wage. To the maximum extent permitted by law, all Inventions are deemed "works made for hire" under the United States Copyright Act and Corporation is deemed the sole author of any Inventions. To the extent any Inventions are determined not to constitute "works made for hire," Employee hereby assigns and transfers to Corporation all right, title and interest in the Inventions.

         Employee further agrees to (a) promptly and fully disclose all such Inventions to Corporation; (b) keep accurate, complete, and timely records of all Inventions, which records shall be Corporation's property and shall be maintained on Corporation's premises; (c) at Corporation's expense, assist Corporation to perfect, protect, and use its rights to Inventions, including without limitation, transferring Employee's entire right, title and interest in Inventions and enabling Corporation to obtain patent, copyright or trademark protection for Inventions anywhere in the world; and (c) give affidavits and testimony as to facts within Employee's knowledge in connection with any Inventions in any administrative proceedings, arbitration, litigation or controversy relating thereto.

                  9.3 Notice Regarding Exception to Inventions Assignment. Employee understands that the assignment of Inventions set forth herein does not apply to any Invention for which no equipment, supplies, facility, or trade secret information of Corporation was used and which was developed entirely on Employee's own time, and which does not relate directly to the business of the Company or to its actual or demonstrably anticipated research or development, or which does not result from any work performed by Employee for the Company.

         10. Compliance and Remedies. Employee recognizes that if Employee violates this Agreement, including but not limited to Paragraphs 6, 7, 8, or 9 of this Agreement, irreparable damage will result to Corporation that could not adequately be remedied by monetary damages. As a result, Employee hereby agrees that notwithstanding any other dispute resolution provisions of this Agreement, in the event of any breach by Employee of this Agreement, including but not limited to Paragraphs 6, 7, 8, or 9 of this Agreement or in the event of apparent danger of such breach, Corporation shall be entitled, in addition to any other legal or equitable remedies available to it, to an injunction to restrain Employee's violation of any portion of this Agreement, as well as Corporation's attorney's fees and costs incurred in enforcing this Agreement.

         11. Informal Dispute Resolution. Employee and the Corporation agree to make good faith efforts to resolve internally and without resort to formal dispute resolution any dispute, which may arise out of or relate to Employee's recruitment, employment or the termination of Employee's employment with the Corporation, or any dispute regarding any of the provisions of this Agreement.

         12. Arbitration Clause. In the event that informal efforts to resolve disputes pursuant to Paragraph 11 are unsuccessful, any dispute between Employee and the Corporation arising out of or related to Employee's recruitment, employment or the termination of Employee's employment with the Corporation, and any dispute between Employee and the Corporation regarding any of the provisions of this Agreement (other than an action for injunctive relief to enforce Employee's obligations under paragraphs 6, 7, 8, or 9 of this Agreement), shall be determined not in a court of law, but instead by arbitration in the United States, in the State of Minnesota and the County of Hennepin. Such disputes shall be referred in writing to the


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American Arbitration Association for selection of an arbitrator. Selection of the arbitrator shall be made in accordance with the Rules of the American Arbitration Association, and the arbitrator's decision shall be final and binding in all respects.

         Except as otherwise provided in this section, arbitration proceedings initiated pursuant to this Agreement shall be conducted in accordance with the Rules of the American Arbitration Association. Prior to the arbitration hearing, the parties may use the following discovery methods: interrogatories in a form consistent with Rule 33 of the Federal Rules of Civil Procedure; requests for production of documents in a form consistent with Rule 34 of the Federal Rules of Civil Procedure; admissions; depositions of witnesses in accordance with Rule 30 of the Federal Rules of Civil Procedure. The arbitrator shall have the right to determine the extent of discovery permitted. The arbitrator shall consider the matter in controversy and may hold hearings regarding the same. The arbitrator may grant any remedy or relief that he or she deems just and equitable, including, but not limited to, any remedy or relief that would have been available to the parties under any applicable statutes or common law. The arbitrator also has the authority to issue an award or partial award on the grounds that there is no claim stated on which relief can be granted or that there is no genuine issue as to any material fact and one party is entitled to judgment as a matter of law consistent with Federal Rules of Civil Procedure 12 or 56. The arbitrator shall enter an award in writing detailing his or her consideration of the relevant facts, the basis and reason for the decision, and his or her adherence to the applicable law. This written decision shall be entered within thirty days after the matter is finally submitted to the arbitrator, and a copy thereof shall be delivered to each party by certified mail. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         The Corporation shall pay the expense of the arbitrator; each party will bear its own attorneys' fees and expenses. All proceedings under this Paragraph are private and confidential.

         Notwithstanding the foregoing, the Company may bring a court action for injunctive relief to enforce this Agreement. The parties agree that the Corporation may elect to venue such action in the federal or state courts of the State of Minnesota, whether or not such venue is then convenient to Employee, and that such courts shall have personal jurisdiction over Corporation and Employee and Employee shall not object to the venue or personal jurisdiction of such courts.

         Employee understands that by signing this Agreement, Employee is forever giving up Employee's right to litigate in a court of law any controversy arising out of Employee's employment relationship with the Corporation, and any controversy regarding any of the provisions of this Agreement, and that he is agreeing instead to arbitrate any claims he may choose to pursue against the Corporation. Nothing in this Agreement, however, prohibits either party from going to a court of law to enforce an award of an arbitrator.

         13. Miscellaneous.

                  13.1. Integration. This Agreement embodies the entire agreement and understanding among the parties relative to subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including but not limited to any earlier employment agreements of the Employee.




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                  13.2. Applicable Law. This Agreement and the rights of the parties shall be governed by and construed and enforced in accordance with the laws of the state of Minnesota.

                  13.3. Payments. All amounts paid under this Agreement shall be subject to normal withholdings or such other treatment as required by law.

                  13.4. Counterparts. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on the parties hereto.

                  13.5. Binding Effect. Except as herein or otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors, assigns and personal representatives without any requirement of the consent of the employee for assignment of its rights or obligations hereunder.

                  13.6. Notices. All notices, requests and other communications hereunder shall be given in writing and deemed to have been duly given or served if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or, to such other address as such party may hereafter designate by written notice to the other party:

                  (a) If to the Corporation, to the address of its then principal office.

                  (b) If to Employee, to the address last shown in the records of the Corporation.

                  13.7. Modification. This Agreement shall not be modified or amended except by a written instrument signed by the parties.

                  13.8. Severability. The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in fully force and effect.

                  13.9. Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  13.10. Survival. Employee acknowledges and agrees that Employee's noncompetition, confidentiality, return of property, and invention obligations under Paragraphs 6, 7, 8, and 9 of this Agreement shall survive the Term or any Renewal Term, the non-renewal of this Agreement, and the termination of Employee's employment with the Corporation, regardless of the reason for termination.

                  13.11. Opportunity to Obtain Advice of Counsel. Employee acknowledges that Employee has been advised by the Corporation to obtain legal advice prior to executing this Agreement, and that Employee had sufficient opportunity to do so prior to signing this Agreement.




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THIS AGREEMENT was voluntarily and knowingly executed by the parties as of date and year first set forth above.

                                            HEI, INC.

                                            By:    /s/ MACK TRAYNOR
                                                   -----------------------------
                                                   Mack Traynor, President/CEO

                                            EMPLOYEE:

                                                   /s/ STEPHEN PETERSEN
                                                   -----------------------------
                                                   Stephen Petersen





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